Exhibit 10.72

ASSIGNMENT AND AMENDMENT OF AGREEMENT

This Assignment of Agreement (the “Assignment”) is entered into on 14 day of February 2018 by and between River Vision Development Corporation, now known as Horizon Pharma Tepro, Inc., and having its principal place of business at 150 South Saunders Road, Lake Forest, IL 60045 (“River Vision”), and CMC Biologics A/S, dba AGC Bilogics, a duly incorporated under the laws of the Kingdom of Denmark (“CMC”), with its principal place of business at Vandtaarnsvej 83B, DK-2860 Soeborg, Copenhagen, Denmark together with its Affiliates (“CMC”), and Horizon Pharma Ireland Limited, an Irish company, with its principal place of business located at Connaught House, 1st Floor, 1 Burlington Road, Dublin D04 C5Y6, Ireland (“Horizon”).

WITNESSETH:

WHEREAS River Vision and CMC entered into Development and Manufacturing Services Agreement on June 10, 2015 (the “Agreement”);

WHERAS River Vision and CMC entered into a Quality Agreement on October 11, 2017 (the “Quality Agreement”);

WHEREAS River Vision was acquired by Horizon on May 8, 2017 and is now a wholly-owned subsidiary of Horizon; and

WHEREAS the Parties wish to assign all of River Vision’s rights and obligations under the Agreement to Horizon, and CMC consents to the assignment.

NOW THEREFORE, in consideration of the parties’ desire to assign the rights of River Vision to Horizon, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.	Assignment

River Vision hereby assigns, and transfers all of its rights and obligations under the Agreement and the Quality Agreement to Horizon and Horizon accepts the assignment and transfer of such rights and obligations under the Agreement and releases River Vision from any future obligations under the Agreement. Notwithstanding the former, River Vision shall not be relieved from any confidentiality undertakings vested in River Vision as per the Agreement, or any other obligations which by their nature, may survive the Assignment.

2.	Section 15.9 Notices.

The address for purposes of providing notices under Section 15.9 of the Agreement is hereby changed to Horizon Pharma Ireland Limited, Attention: Legal Department; Connaught House, 1st Floor, 1 Burlington Road, Dublin D04 C5Y6, Ireland.

3.	Section 4. Overall Responsibilities.

The second paragraph, second sentence in Section 4 of the Quality Agreement is hereby modified to read as follows;

“This Quality Agreement is subject to the terms of a Development and Manufacturing Supply Agreement between Horizon Pharma Ireland Limited and CMC Biologics A/S, dba AGC Biologics effective June 10, 2015 and the Commercial Supply Agreement between Horizon Pharma Ireland Limited and CMC Biologics A/S, dba AGC Biologics, effective February 14, 2018 regarding Products (the “Supply Agreements”) between Horizon and CMC.”

4.	Consent to Assignment by CMC

CMC hereby consents to the Assignment, which is permitted by Section 15.5 of the Agreement, and acknowledges that River Vision has no future obligations under the Agreement or Exhibits, and releases River Vision from future liability under the Agreement.

5.	Continued Effectiveness

Except as otherwise provided herein, all terms and conditions of the Agreement shall remain effective with respect to Horizon and CMC.

6.	SIGNATURES

For the purposes of this agreement, electronically transmitted signatures shall be interpreted as having the same validity as original signatures.

CMC Biologics A/S, dba ACG Biologics		Horizon Pharma Tepro, Inc., f/k/a River Vision Development Corporation

Signature:	/s/ Gustavo Mahler	Signature:	/s/ Hope Mueller

Name:	Gustavo Mahler	Name:	Hope Mueller

Title:	CEO & President	Title:	Vice President, Quality

Date:	03-27-2018 | 11:03 PDT	Date:	23-Mar-2018 | 13:55 CDT

Horizon Pharma Ireland Limited

Signature:	/s/ Kieran Fitzgerald

Name:	Kieran Fitzgerald

Title:	Executive Director, Quality Operations

Date:	22-Mar-2018 | 05:35 CDT